Execution Version
Exhibit 4(h)
EXTENSION TO CREDIT AGREEMENT

THIS EXTENSION TO CREDIT AGREEMENT, dated as of June 29, 2023 (this “Extension”), is made by and among ENTERGY MISSISSIPPI, LLC, a Texas limited liability company (the “Borrower”), each Lender (as defined in the Credit Agreement referred to below) that is party hereto and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of April 14, 2022 (as in effect immediately prior to the effectiveness of this Extension, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent.

RECITALS
WHEREAS, the Borrower has delivered an irrevocable written request dated June 6, 2023 to the Administrative Agent requesting an extension of the existing Termination Date for each Lender to July 14, 2025 pursuant to Section 2.16 of the Credit Agreement (the “Extension Request”).
WHEREAS, the requisite parties to the Credit Agreement have agreed to the Extension Request on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree and covenant as follows:
SECTION I. Definitions.
Except as otherwise defined in this Extension, terms defined in the Credit Agreement are used herein (including in the recitals hereof) as defined therein.
SECTION II. Extension to the Credit Agreement.
(a)    Upon the Effective Date (as defined below) determined in accordance with Section IV below, each undersigned Lender agrees to extend the Termination Date applicable to such Lender’s Commitment to July 14, 2025.
(b)    The parties hereto acknowledge that the extension provided herein is the only extension permitted under the Credit Agreement. Notwithstanding anything to the contrary under the Credit Agreement, the Borrower acknowledges and agrees that the Borrower has fully exercised its right to request an extension of the Termination Date according to the terms and conditions set forth in Section 2.16 of the Credit Agreement and, after giving effect to the extension provided herein, no further extensions of the Termination Date pursuant to Section 2.16 of the Credit Agreement shall be allowed.
SECTION III. Representations and Warranties.
The Borrower makes the following representations and warranties to the Lenders and the Administrative Agent:
(a)    the representations and warranties contained in Section 4.01 of the Credit Agreement, which are incorporated by reference herein, mutatis mutandis; provided that the representations and warranties contained in clause (e) of Section 4.01 of the Credit

Agreement shall be deemed to refer to the most recent financial statements delivered pursuant to subclauses (i) and (ii) of Section 5.01(c) of the Credit Agreement; provided further that the references in the representations and warranties to “Disclosure Documents” contained in clauses (e) and (f) of Section 4.01 of the Credit Agreement shall be deemed to refer to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and Current Reports on Form 8-K filed in 2023 prior to the date hereof; and
(b)    this Extension and the Credit Agreement as so extended are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
SECTION IV. Conditions Precedent.
The extension in Section II above shall become effective upon the satisfaction of each of the following conditions precedent and the date of such effectiveness shall be the “Effective Date”:
(a)    the receipt by the Administrative Agent of counterparts of this Extension executed by the Borrower and the Majority Lenders;
(b)    no Event of Default has occurred and is continuing;
(c)    the representations and warranties in Section III shall be true and correct as of the Effective Date;
(d)    the receipt by the Administrative Agent and each Lender party hereto of copies of all the Disclosure Documents referred to in clause (a) of Section III (it being agreed that such Disclosure Documents will be deemed to have been delivered under this clause (d) if such documents are publicly available on EDGAR or on the Borrower’s website no later than the third Business Day immediately preceding the Effective Date) in form and substance satisfactory to the recipients;
(e)    the receipt by the Administrative Agent of the fees payable pursuant to the Fee Letter dated June 6, 2023 among Citigroup Global Markets Inc., the Borrower and others; and
(f)    the receipt by the Administrative Agent of the documents described in Section 2.16 of the Credit Agreement with respect to the Extension Request, including certificates, copies of resolutions and governmental and regulatory approvals and favorable opinions of counsel (including the opinion of in-house counsel and special New York, Mississippi and Texas counsel) to the Borrower in form and substance satisfactory to the Administrative Agent.
SECTION V. Miscellaneous.
(a)     On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit

Agreement shall mean and be a reference to the Credit Agreement as extended by this Extension. For all purposes of the Credit Agreement and the other Loan Documents, this Extension and the Fee Letter referred to above shall each constitute a “Loan Document”.
(b)    Except as specifically provided by this Extension, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by all of the parties hereto.
(c)    The execution, delivery and effectiveness of this Extension shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Extension and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to their rights and responsibilities under this Extension. The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Extension, the Credit Agreement and any other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this clause.
(e)    THIS EXTENSION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(f)    This Extension shall be subject to the provisions of Section 8.09 (“Consent to Jurisdiction; Waiver of Jury Trial”) of the Credit Agreement, which is incorporated by reference herein, mutatis mutandis.
(g)    This Extension may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Extension by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Extension. The words “execution,” “signed,” “signature,” and words of like import in this Extension and any certificate or other instrument delivered pursuant to this Extension, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In addition, if any Lender or the Administrative Agent reasonably requests that any party hereto manually execute this Extension, or any certificate or instrument delivered in connection herewith, that has not been manually executed by such party, such party shall provide a manually executed original to the party making such request promptly following such request.

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    IN WITNESS WHEREOF, the parties hereto have caused this Extension to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY MISSISSIPPI, LLC

By:      /s/ Kevin J. Marino
Name:         Kevin J. Marino
Title:         Assistant Treasurer

[Extension to Credit Agreement – Entergy Mississippi, LLC (2023)]

CITIBANK, N.A.,
    as Administrative Agent and Lender

By:     /s/ Richard D. Rivera
Name:          Richard Rivera
Title:           Vice President

JPMORGAN CHASE BANK, N.A.,
    as a Lender

By:        /s/ Khawaja Tariq
Name:          Khawaja Tariq
Title:           Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as a Lender

By:        /s/ Whitney Shellenberg
Name:          Whitney Shellenberg
Title:            Vice President

BNP PARIBAS,
    as a Lender

By:        /s/ Denis O’Meara
Name:          Denis O’Meara
Title:           Managing Director

By:        /s/ Victor Padilla
Name:          Victor Padilla
Title:            Vice President

MIZUHO BANK, LTD.,
    as a Lender

By:        /s/ Edward Sacks
Name:          Edward Sacks
Title:           Authorized Signatory

MUFG BANK, LTD.,
    as a Lender

By:        /s/ Matthew Bly
Name:          Matthew Bly
Title:           Director

THE BANK OF NOVA SCOTIA,
    as a Lender

By:        /s/ David Dewar
Name:          David Dewar
Title:           Director